UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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 FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 30, 2026
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Perrigo Company plc

(Exact name of registrant as specified in its charter)
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Commission file number 001-36353

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

The Sharp Building, Hogan Place, Dublin 2, Ireland D02 TY74
+353 1 7094000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)
________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
    (17 CFR 240.14d-2(b))
☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Securities Registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, €0.001 par value	PRGO	New York Stock Exchange
4.900% Notes due 2030	PRGO30	New York Stock Exchange
6.125% Notes due 2032	PRGO32A	New York Stock Exchange
5.375% Notes due 2032	PRGO32B	New York Stock Exchange
5.300% Notes due 2043	PRGO43	New York Stock Exchange
4.900% Notes due 2044	PRGO44	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On June 30, 2026, the Board of Directors (the “Board”) of Perrigo Company plc (the “Company”) appointed Salman Amin and Omer Gajial to serve as members of the Board effective as of June 30, 2026. In connection with the appointments, the Board increased the size of the Board from 8 to 10.

Mr. Amin will serve on the Audit Committee and the Nominating and Governance Committee of the Board. Mr. Gajial will serve on the Talent and Compensation Committee.

Mr. Amin

Salman Amin, age 66, is an experienced executive with over 30 years in the global consumer products industry. He most recently served as Chief Executive Officer of pladis Global, where he led a multi-year transformation that delivered sustained revenue growth and improved profitability. Mr. Amin previously served as Chief Operating Officer of the Global Commercial Division at SC Johnson and held senior leadership roles at PepsiCo and Procter & Gamble.

The Company believes that Mr. Amin’s global leadership experience and consumer products expertise qualify him to serve on the Board.

Mr. Gajial

Omer Gajial, age 52, is a seasoned executive with extensive experience in retail, e-commerce and consumer health. He currently serves as Chief Executive Officer of GoTo Foods, a franchisor and operator of over 7,000 restaurant and retail locations globally across multiple brands. Prior to this role, Mr. Gajial served as Executive Vice President and Chief Merchandising & Digital Officer at Albertsons Companies.

The Company believes that Mr. Gajial’s leadership experience and expertise in retail and digital transformation qualify him to serve on the Board.

No Arrangements, Understandings, or Related Party Transactions

There are no arrangements or understandings between either Mr. Amin or Mr. Gajial and any other person pursuant to which either appointee was selected as a director of the Company. There are no transactions in which either Mr. Amin or Mr. Gajial has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Compensation

Each new director will be entitled to receive compensation provided to non-employee directors as approved by the Board and described in the Company’s proxy statement filed on March 20, 2026.

Item 7.01    Regulation FD Disclosure.

On June 30, 2026, the Company issued a press release announcing the appointment of Messrs. Amin and Gajial. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including the exhibit attached hereto, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release issued by Perrigo Company plc on June 30, 2026 furnished solely pursuant to Item 7.01 of Form 8-K.
104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)
PERRIGO COMPANY PLC

		By:	/s/ Charles Atkinson
Dated:	June 30, 2026		Charles Atkinson
General Counsel & Company Secretary